UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Cereplast, Inc.

(Name of Registrant as Specified In Its Charter)

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Cereplast, Inc.
300 Continental Blvd., Suite 100
El Segundo, California 90245
To The Shareholders of Cereplast, Inc.:
We are pleased to invite you to attend the annual meeting of the shareholders (the “Annual Meeting”) of Cereplast, Inc. (“Cereplast”, or the “Company”), which will be held at 9:00 A.M. on November 21, 2011 at the DoubleTree Hotel, 1985 East Grand Ave., El Segundo, CA 90245-5015 for the following purposes:
1. To elect five (5) members to our Board of Directors;
2. To ratify the appointment HJ Associates & Consultants, LLP as our independent registered public accounting firm for our fiscal year ending 2011; and
3. For the transaction of such other matters as may properly come before the Annual Meeting.
Cereplast’s Board of Directors has fixed the close of business on September 26, 2011 as the record date for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.
If You Plan to Attend
Please note that space limitations make it necessary to limit attendance to shareholders. Registration and seating will begin at 8:45 A.M. Shares of common stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy.
For admission to the Annual Meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you do not plan on attending the meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors
/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer and Chairman of the Board of Directors

Dated: October 7, 2011
Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save Cereplast the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Cereplast, Inc.
300 Continental Blvd., Suite 100
El Segundo, California 90245
(310) 615-1900
2011 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
Why am I Receiving These Materials?
These proxy materials are being sent to the holders of shares of the voting stock of Cereplast, Inc., a Nevada corporation, in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:00 A.M. on November 21, 2011 at the DoubleTree Hotel, 1985 East Grand Ave., El Segundo, CA 90245-5015. The proxy materials relating to the Annual Meeting are first being mailed to shareholders entitled to vote at the meeting on or about October 7, 2011. A copy of our Form 10-K for the year ended December 31, 2010 has been mailed concurrently with this Proxy Statement. This Proxy Statement and our 2010 Annual Report are available at: www.proxyease.com/cereplast/2011.
Who is Entitled to Vote?
Cereplast’s Board has fixed the close of business on September 26, 2011 as the record date for a determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. On the record date, there were 15,793,553 shares of common stock outstanding and no shares of preferred stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.
What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?
If your shares are registered in your name with our transfer agent, Computershare, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by Cereplast.
If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.
Who May Attend the Meeting?
Record holders and beneficial owners may attend the Annual Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the record date.

How Do I Vote?
Shareholders of Record
For your convenience, our record holders have two methods of voting:
1.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

2.	Vote in person. Attend and vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name
For your convenience, our beneficial owners have four methods of voting:
1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.	Vote by telephone. The toll-free number for telephone voting is on your vote instruction form.

3.	Vote by mail. Mark, date, sign and mail promptly your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

4.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.
If you vote by Internet, please DO NOT mail your proxy card.
All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in a proxy delivered before the meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Is My Vote Confidential?
Yes, your vote is confidential. Only the following persons have access to your vote: the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons. Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.
What Constitutes a Quorum?
To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are represented in person or by proxy. Thus, 7,896,778 shares must be represented in person or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by Cereplast are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, our shareholders may adjourn the meeting.

What is a Broker Non-Vote?
If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote.” If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board. Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.
Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.
Which Proposals are Considered “Routine” or “Non-Routine”?
With the exception of Proposal 2, the ratification of the appointment of HJ Associates & Consultants, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011, all of the proposals to be voted upon at our 2011 Annual Meeting are considered non-routine.
What is an Abstention?
An abstention is a shareholders affirmative choice to decline to vote on a proposal. Abstentions are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.
How Many Votes are Needed for Each Proposal to Pass?

Broker
Discretionary
Proposal	Vote Required	Vote Allowed
Election of five (5) members to our Board of Directors	Plurality of the votes cast (the five directors receiving the most “For” votes)	No

Ratification of the Appointment of HJ Associates & Consultants, LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2011	A majority of the votes cast	Yes
What Are the Voting Procedures?
In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposal, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.
Is My Proxy Revocable?
You may revoke your proxy and reclaim your right to vote at any time before it is voted by giving written notice to the Secretary of Cereplast, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Cereplast, Inc., 300 Continental Blvd., Suite 100, El Segundo, CA 90245, Attention: Secretary, or by facsimile at (310) 615-9800.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?
All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by Cereplast. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.
What is “Householding” and How Does it Affect Me?
Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.
If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold Cereplast stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact: Cereplast, Inc., 300 Continental Blvd., Suite 100, El Segundo, CA 90245, Attention: Secretary.
If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Cereplast as indicated above.
Beneficial owners can request information about householding from their brokers, banks or other holders of record.
Do I Have Dissenters’ Rights of Appraisal?
Cereplast shareholders do not have appraisal rights under Nevada law or under the governing documents of Cereplast with respect to the matters to be voted upon at the 2011 Annual Meeting.
Can a Shareholder Present a Proposal To Be Considered At the 2012 Annual Meeting?
Under the rules of the SEC, if a shareholder wants us to include a proposal for inclusion in our proxy materials for the 2012 Annual Meeting, your proposal must be submitted in writing by May 30, 2012 to Cereplast, Inc., 300 Continental Blvd., Suite 100, El Segundo, CA 90245, Attention: Secretary (pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). If you wish to submit a proposal that is not to be included in our proxy materials or wish to nominate a director, you must do so no later than the close of business on August 14, 2012 (pursuant to Rule 14a-5(e)(2) of the Exchange Act). You are also advised to review our Bylaws, which contain additional requirements about director nominations.
Interest of Officers and Directors in Matters to Be Acted Upon
Except for the election to our board of the five nominees set forth herein, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

INFORMATION ABOUT STOCK OWNERSHIP
How much stock is owned by 5% stockholders, directors, and executive officers?
The following table sets forth information regarding the beneficial ownership of our common stock as of October 4, 2011. The information in this table provides the ownership information for:
•	each person known by us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our directors;

•	each of our executive officers; and

•	our executive officers and directors as a group.
Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 15,793,553 shares outstanding on October 4, 2011 and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after October 4, 2011.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Frederic Scheer (1)	2,903,784	18.3%
Kelvin Okamoto	14,558
Heather Sheehan	72,814	*
Mark Barton	45,960	*
Petros Kitsos	113,637	*
Jacques Vincent	38,500	*
Craig Peus	12,500	*
Franklin Hunt	12,500	*

All officers and directors as a group	3,214,253	20.3%

*	Less than one percent

(1)	Mr. Scheer beneficially owns such shares jointly with his wife, Jocelyne Scheer and through their private foundation, The Frederic & Jocelyne Scheer Foundation.
The Board Unanimously Recommends that Shareholders Vote “For” Proposals 1, and 2.
PROPOSAL 1. ELECTION OF DIRECTORS
Who are our current directors?
The following is a list of our current directors. All directors serve one-year terms or until each of their successors are duly qualified and elected.

Name	Age	Position
Frederic Scheer	56	Chairman of the Board of Directors
Jacques Vincent	64	Director
Petros Kitsos	45	Director
Craig Peus	38	Director
Franklin Hunt	61	Director

Who are the director-nominees to be voted upon at the Annual Meeting?
FREDERIC SCHEER, our CEO, Founder and Chairman of the Board of Directors, since Cereplast’s inception, became involved in the biodegradable plastics industry in 1994 through Montedison SpA, a large chemical conglomerate operating Novamont SpA, an Italian resin manufacturer and research company. Foreseeing that the demand for biodegradable products in North America would expand rapidly by the end of the decade, Mr. Scheer created a non-profit organization, the Biodegradable Products Institute (BPI), which has quickly become the largest biodegradable association in the world, with more than 100 members, including BASF, DuPont, Georgia Pacific, NatureWorks, Dow and Eastman. Prior to his involvement in the biodegradable industry, Mr. Scheer was a merchant banker in Europe. He holds a Doctor of Laws from the University of Paris, a Masters Degree in Finance and a Masters Degree in Political Science from Institut d’Etudes Politiques, Paris, France. Mr. Scheer, a US citizen, is fluent in French, Spanish, Italian and English.
Due to his extensive knowledge of bioplastics and the fact that Mr. Scheer is the founder of the Company, the Board of Director concluded that Mr. Scheer had all qualifications to be a member of the Board.
JACQUES VINCENT, Director. Mr. Vincent has served as a Director of the Company since January 2008. Since 2002, Mr. Vincent has served as Vice Chairman and Advisor to the Chairman and previously served as the Vice Chairman and Chief Operating Officer at Groupe Danone. Mr. Vincent began his career with Danone in 1970 and has since held various financial and overall management positions within the Company. Mr. Vincent is a graduate engineer of the Ecole Centrale, Paris, holds a Bachelor’s degree in economics from Paris University and a Master’s of Science from Stanford University. In addition to Mr. Vincent’s position at Groupe Danone, he is also the Chairman of Daniel Carasso Research Center and Ecole Normale Superieure de Lyon, and board member of Syngenta in Switzerland and Yakult Honsha in Japan.
Due to his knowledge of the trade and marketing of food service items and dairy products around the world, the Board concluded that Mr. Vincent is qualified to serve as a Director.
PETROS KITSOS, Director. Mr. Kitsos has served as a Director of the Company since August 8, 2007. Mr. Kitsos is the Managing Principal of TBL Strategy/TBL, LLC in Los Angeles, a strategic firm providing a unique suite of professional services to diversified industrial companies designed to facilitate strategy formulation and execution, and to illuminate and solve challenges facing industry, investors and government. Prior to his establishing TBL Strategy in April 2003, Mr. Kitsos had a distinguished 16 year career in investment banking with Citigroup and the predecessor companies where among other duties he was Citigroup’s Head of Western Region Mergers & Acquisitions, Head of Global Aerospace Group and Co-Head of Los Angeles Corporate Finance. As Citigroup’s Managing Director of Investment Banking, Mr. Kitsos oversaw mergers, acquisitions and divestitures in the Western Region. Mr. Kitsos is a Phi Beta Kappa graduate of Hamilton College where he currently serves on the Board of Trustees and holds an MBA with honors from Harvard Business School.
Due to his knowledge of the financial industry and his merger & acquisition experience, the Board concluded that Mr. Kitsos is qualified to serve as a Director.
CRAIG PEUS, Director and Chair of the Audit Committee. Mr. Peus was appointed as one of our directors effective September 29, 2010. Mr. Peus currently serves as the Chairman and Founder of One Simple Move Inc., a web-based relocation software company, a position he has held since June 2006. Mr. Peus also currently serves as an advisor to three operating companies providing general business advice. Mr. Peus has served as a Managing Director of Waveland Capital Group, Inc. a multi-service investment bank. From June 2003 through December 2009, Mr. Peus was the Managing Partner and Co-Founder of Blossom Street Capital Advisors, LLC, an investment banking firm and licensed broker/dealer. Mr. Peus has held executive level positions at Astera Care, LLC, MTS Health Partners, LP, KRS Kapital, LLC and was a financial analyst at Salomon Brothers, Inc. Mr. Peus received a Bachelor of Sciences Degree in Biological Sciences from Stanford University.
Due to his knowledge of the financial industry, the Board concluded that Mr. Peus is qualified to serve as a Director. Mr. Peus is also Chairman of the Audit Committee.
FRANKLIN HUNT, Director. Mr. Hunt was appointed as one of our directors effective September 29, 2010. Mr. Hunt is the owner of Hunt Business Consulting, a company that provides consultation to companies regarding current requirements under GAAP and IFRS. Mr. Hunt served as a member of HJ &Associates, LLC from 1995 through May 2010. Mr. Hunt received a Bachelor of Science degree from Brigham Young University. He is a member of AICPA and UACPA and is a CPA licensed in Utah.

Due to his experience in public accounting, the Board concluded that Mr. Hunt is qualified to serve as a Director.
Directorships
Except as otherwise reported above, none of our directors held directorships in other reporting companies and registered investment companies at any time during the past five years.
Family Relationships
There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer.
Involvement in Certain legal Proceedings
To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:
•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

•	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.
There are no material proceedings to which any director of the Company is a party adverse to the Company or has a material interest adverse to the Company.
Required Vote
The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting will be required to elect five directors to our Board under Proposal 1. This means that the five persons who receive the most votes are elected. For purposes of the election of directors, the withholding of authority by a shareholder as to the election of directors thus has no effect on the results of the election.
Recommendation
The Board unanimously recommends a vote “For” the election of the nominated slate of directors.

Corporate Governance
Board Responsibilities and Structure
The Board oversees, counsels, and directs management in the long-term interest of Cereplast and its shareholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of Cereplast. The Board is not, however, involved in the operating details on a day-to-day basis.
Board Committees and Charters
The Board and its Committees meet throughout the year and act by written consent from time to time as appropriate. The Board has formed Audit, Compensation and Nominating and Corporate Governance Committees. Committees regularly report on their activities and actions to the Board. The Board appoints members to its: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Audit Committee and the Nominating and Corporate Governance Committee and Compensation Committee each have a written charter approved by the Board. These charters are available on our website at http://investor.cereplast.com/governance.cfm.
The following table identifies the independent and non-independent current Board and Committee members:

Name	Independent	Audit	Compensation	Nominating

Frederic Scheer
Jacques Vincent	P	P	P	P
Petros Kitsos	P	P	P	P
Craig Peus	P	P
Franklin Hunt	P
Our Board has determined that Messrs. Vincent, Kitsos, Peus and Hunt are independent under the NASDAQ Stock Market Listing Rules.
Meetings of the Board of Directors and Committees
During the fiscal year ended December 31, 2010, our Board held a total of 4 regularly scheduled and special meetings, the Audit Committee held 4 meetings, the Compensation Committee held 2 meetings and the Nominating and Corporate Governance Committee held 0 meetings. None of our incumbent directors attended less than 100% of the Board or committee meetings.
Policy Regarding Attendance at Annual Meetings of Stockholders
Cereplast does not have a policy with regard to board members’ attendance at annual meetings.
Audit Committee
The Audit Committee of the board of directors reviews the internal accounting procedures of our company and consults with and reviews the services provided by our independent accountants. Petros Kitsos, Jacques Vincent and Craig Peus serve on our audit committee. The Board has determined that Craig Peus is the audit committee financial expert.

Compensation Committee
The Compensation Committee of the board of directors:
•	Reviews and recommends to the board the compensation and benefits of our executive officers;

•	Administers our stock option plans; and

•	Establishes and reviews general policies relating to compensation and employee benefits.
Mr. Petros Kitsos and Mr. Jacques Vincent serve on our compensation committee
No interlocking relationships exist between the board of directors or compensation committee and the board of directors or compensation committee of any other company.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board. The Committee’s duties also includes the development and recommendation to the Board of Directors of corporate governance principles that are applicable to the Company, and is responsible for leading an annual review of the Board’s performance. Mr. Petros Kitsos and Mr. Jacques Vincent serve on our nominating and corporate governance committee.
Director Nominations
Part of our Nominating and Corporate Governance Committee’s duties is to screen and nominate candidates considered for election to our Board. In this capacity, it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Nominating and Corporate Governance Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies.
The Nominating and Corporate Governance Committee values diversity as a factor in selecting individuals nominated to serve on the Board. Although the Board prefers a mix of backgrounds and experience among its members, it does not follow any ratio or formula to determine the appropriate mix, nor is there any specific policy on diversity. The Nominating and Corporate Governance Committee uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to a high standard of service for the Board.
Board Leadership Structure and Risk Oversight
Mr. Frederic Scheer is our Chairman and Chief Executive Officer. At the advice of other members of the management or the Board, Mr. Scheer calls meetings of the Board when necessary. We have four independent directors. Our Board has three standing committees, each of which is comprised solely of independent directors. The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. In addition, having a single leader eliminates the potential for confusion and provides clear leadership for the Company. We believe that this leadership structure has served the Company well.

Our Board of Directors has overall responsibility for risk oversight. The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:
•	The Audit Committee oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks.

•	The Nominating and Corporate Governance Committee oversees risks related to the Company’s governance structure and processes.
Our Board of Directors is responsible to approve all related party transactions. We have not adopted written policies and procedures specifically for related person transactions.
Code of Ethics
We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees. A copy of the Code of Ethics, may be obtained, free of charge, by submitting a written request to the Company.
Shareholder Communications
Although we do not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board by writing to Cereplast, Inc., 300 Continental Blvd., Suite 100, El Segundo, CA 90245 Attention: Mr. Frederic Scheer, or by facsimile (310) 615-9800. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.
AUDIT COMMITTEE REPORT
The following Audit Committee Report shall not be deemed to be “soliciting material,” “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.
The Audit Committee is comprised of three independent directors (as defined under Rule 5605(a)(2) of the NASDAQ Stock Market). The Audit Committee operates under a written charter, which can be found in the Corporate Governance section of our website, http://investor.cereplast.com/governance.cfm, and is also available in print to any stockholder upon request to the Corporate Secretary.
We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2010.
We have reviewed and discussed with management and HJ Associates & Consultants, LLP, our independent registered public accounting firm, the quality and the acceptability of the Company’s financial reporting and internal controls.
We have discussed with HJ Associates & Consultants, LLP, the overall scope and plans for their audit as well as the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
We have discussed with management and HJ Associates & Consultants, LLP, such other matters as required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other auditing standards generally accepted in the United States, the corporate governance standards of the NASDAQ Stock Market and the Audit Committee’s Charter.

We have received and reviewed the written disclosures and the letter from HJ Associates & Consultants, LLP required by applicable requirements of the PCAOB regarding HJ Associates & Consultants, LLP’s communications with the Audit Committee concerning independence, and have discussed with HJ Associates & Consultants, LLP, their independence from management and the Company.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.
Craig Peus, Chairman
Petros G. Kitsos
Jacques Vincent
Dated as of October 7, 2011

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission and with any exchange on which the Company’s securities are traded. Officers, directors and persons owning more than ten percent of such securities are required by Commission regulation to file with the Commission and furnish the Company with copies of all reports required under Section 16(a) of the Exchange Act. To our knowledge, based solely upon our review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that: Frederic Scheer, William Kelly and Heather Sheehan did not timely file Form 4s. The transactions have since been reported on Form 5s filed by each of the foregoing.
Director Compensation (in thousands)
The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year end December 31, 2010.

				Non-Equity	Change in Pension
	Fees Earned		Option	Incentive Plan	Value and Nonqualified	All Other
	or Paid in	Stock Awards	Awards	Compensation	Deferred Compensation	Compensation
Name	Cash ($)	($)	($)	($)	Earnings ($)	($)	Total ($)
Petros Kitsos	$—	$—	$—	$—	$—	$—	$—
Jacques Vincent	$—	$—	$—	$—	$—	$—	$—
Steve Hanni(1)	$12,500	$50,000	$—	$—	$—	$—	$62,500
Craig Peus	$—	$—	$—	$—	$—	$—	$—
Franklin Hunt	$—	$—	$—	$—	$—	$—	$—

(1)	On September 29, 2010, Steve Hanni resigned as director of the Company for personal reasons.
Executive Officers
The executive officers are elected annually by our Board of Directors and hold office until their successors are elected and duly qualified. All officers serve at the pleasure of the Board. The current executive officers of the Company are as follows:

Name	Age	Position
Frederic Scheer	56	Chief Executive Officer
Heather Sheehan	48	Senior Vice President and Chief Financial Officer
Mark Barton	52	Senior Vice President, Operations
Kelvin Okamoto	51	Senior Vice President, Research & Development
Information regarding the principal occupations of Frederic Scheer is set forth above under the heading, “Who are the director-nominees to be voted upon at the Annual Meeting?”. Information regarding the principal occupation of Heather Sheehan, William Kelly, Mark Barton and Kelvin Okamoto is set forth below:

HEATHER SHEEHAN originally joined Cereplast as Vice President, Chief Accounting Officer in June 2008. After a brief hiatus, Ms. Sheehan rejoined the Company effective August 2010 with her appointment as Senior Vice President and Chief Financial Officer. Ms. Sheehan has over 20 years experience in leading finance teams in international markets over a broad range of industries. Before joining Cereplast, Sheehan served as Chief Financial Officer at Exemplis Corporation and held various senior international treasury, financial planning and accounting roles at ConAgra Inc. (NYSE), International Rectifier Corp. (NYSE), and Trans Mountain Pipe Line Co., Ltd. Prior to that, Ms. Sheehan served in the audit practice of PricewaterhouseCoopers in Canada and the United Kingdom. Ms. Sheehan is a Certified Public Accountant (USA), a Chartered Accountant (Canada), and holds a Bachelor of Business Administration degree from Simon Fraser University (Vancouver, Canada).
MARK BARTON joined Cereplast as Senior Vice President Manufacturing in July 2008. Mr. Barton leads overall manufacturing operations. With over 25 years of successful plastic compounding industry experience, most recently as Vice President of Toray Resin Company, Mr. Barton has held a succession of resin manufacturing leadership positions. Under Barton’s leadership, Toray Resin’s engineering resin compounding operations became an industry leader, achieving registrations of ISO 9001/TS16949 for quality systems, ISO 14001 for environmental systems and receiving the Toray Industries, Presidents Award in 2006 for overall performance and achievement. Barton’s experience includes championing successful lean manufacturing and continuous improvement systems in resin compounding operations. Mr. Barton holds a B.S in Management Science/Business Administration from Franklin University in Columbus, Ohio.
KELVIN OKAMOTO, joined Cereplast as Senior Vice President Research & Development in December, 2010. Dr. Okamoto brings 20 plus years of research and development experience in the plastics and packaging industries to his role as Chief Technology Officer. Prior to joining Cereplast, he served as Manager of Materials Engineering and Manager of Materials Engineering for Solo Cup Operating Corp. from April 2005 to July 2010. His career has included positions as an Intellectual Property Consultant, Chief Engineer at Taylor-Made-Adidas, Director of Intellectual Property at Trexel, Inc., Materials Development Manager at Pactiv, Group Leader-Structural Plastics Product Development and Research Chemist at Himont USA (presently Lyondell Basell) and Staff Chemist at GE Corporate Research and Development. Dr. Okamoto has been affiliated with the American Chemical Society, ASTM, National Association of Patent Practitioners and the Society of Plastic Engineers, where he has held a number of elected positions. Dr. Okamoto holds a Ph.D. in Chemistry from Cornell University and a Bachelor of Science in Chemistry from Stanford University.
Involvement in Certain Legal Proceedings
To our knowledge, during the last ten years, none of our executives has:
•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.
•	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.
•	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
•	Been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.
There are no material proceedings to which any executive of the Company is a party adverse to the Company or has a material interest adverse to the Company.

Executive Compensation
The following table sets forth the cash compensation (including cash bonuses) paid and equity awards granted by us for years ended December 31, 2010 and 2009 to our Chief Executive Officer and our most highly compensated officers other than the Chief Executive Officer at December 31, 2010 whose total compensation exceeded $100,000.

							Change
							in
							Pension
							Value
						Non-	and Non-
						Equity	Qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name & Principal			Bonus	Awards	Awards	Compensation	Earnings	Compensation ($)
Position	Year	Salary ($)	($)	($)	($)	($)	($)	(1)	Total ($)
Frederic Scheer	2010	$269,778	—	$106,250	—	—	—	$133,687	$404,124
Chief Executive Officer	2009	$112,201	—	$83,836	—	—	—	$74,400	$270,437

Heather Sheehan (2)	2010	$73,571	—	$75,002	—	—	—	$77,225	$225,796
Chief Financial Officer	2009	—	—	—	—	—	—	—	—

William Kelly	2010	$141,315	—	$61,250	—	—	—	—	$202,565
VP, Technology	2009	$135,247	—	$106,250	—	—	—	—	$241,492

(1)	Other compensation comprises payments made of salary amounts voluntarily deferred from a prior year.

(2)	Ms. Sheehan joined the Company on August 16, 2010.
EMPLOYMENT AND OTHER AGREEMENTS
We have entered into the following agreements filed in our corporate office with our executive officers:
•	On August 12, 2011, with the prior approval of the Company’s Board of Directors and its Compensation Committee, the Company entered into the Amended and Restated Employment Agreement, effective as of August 1, 2011, by and between the Company and Frederic Scheer, the Company’s President and Chief Executive Officer (the “Scheer Employment Agreement”). Key provisions of the Scheer Employment Agreement include: (i) an annual base salary of $565,000, (ii) a performance based bonus of up to 50% of annual base salary, (iii) the opportunity to participate in equity incentive programs to the same extent as other senior executives of the Company, and (iv) other benefits including long term disability benefits and a car allowance. If Mr. Scheer’s employment is terminated by the Company for reasons other than cause, or by Mr. Scheer for good reason, or in the event of death or disability, Mr. Scheer will be entitled to receive severance pay equal to 1.5 times his base salary then in effect, together with an amount equal to the average of his previous two years’ bonus payments and the continuation of coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), for the maximum time period permitted under COBRA.

•	Effective August 16, 2010, we entered into an Employment Agreement with Heather Sheehan pursuant to which Ms. Sheehan will serve as our Senior Vice President and Chief Financial Officer. The agreement is for a term of 2 years, unless earlier terminated, as provided in the Agreement. The agreement provides for an initial base salary of $180,000, which shall increase to $215,000 upon the Company reaching operating cash flow breakeven and further increased to $250,000 when the Company declares a profit of more than $100,000 for a single quarter. Ms. Sheehan will also be eligible for an annual bonus upon the achievement of certain goals and performance as established by the Company’s CEO. However, a bonus shall be payable only when the Company reaches cash flow breakeven. Pursuant to the terms of the agreement, Ms. Sheehan shall be paid 12 months base salary and the cash portion of the bonus if her employment is terminated without “good cause” (as defined in the Agreement) or if Ms. Sheehan is forced to resign for “good reason”, (as defined in the Agreement). The agreement provides for the grant of $75,000 in restricted stock, which shall become vested simultaneously with the commencement of Ms. Sheehan’s employment with the Company and an additional grant of $20,000 in Stock, 50% of which shall become vested immediately and 50% shall become vested on the sixth month anniversary of Ms. Sheehan’s employment with the Company.

Certain Relationships and Related Transactions
At no time during the last two fiscal years has any executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serves as a trustee or in a similar capacity or has a substantial beneficial interest been indebted to the Company or was involved in any transaction in which the amount exceeded $120,000 and such person had a direct or indirect material interest.
PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011
Our Board has appointed HJ Associates & Consultants, LLP (“HJ Associates”), to serve as our independent registered public accounting firm for the year ending December 31, 2011. HJ Associates has acted as our principal accountant since November, 2005 and served as our principal accountant for the year ending December 31, 2010.
The selection of our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, Cereplast is submitting this matter to the shareholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Cereplast and its shareholders. If the appointment is not ratified, the Board will consider its options.
A representative of HJ Associates is expected to be present at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.
Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with Cereplast. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of Cereplast’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
It is not the duty of the Audit Committee to determine that Cereplast’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and Cereplast’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of Cereplast’s independent registered public accounting firm with respect to such financial statements.

Principal Accountant Fees and Services
The following table sets forth all fees we incurred in connection with professional services rendered by HJ Associates during the years ended December 31, 2010, and 2009 (in thousands):

Fee Type	2010	2009
Audit Fees	$73	$67
Audit-Related Fees	0	0
Tax Fees	2	2
All Other Fees(1)	7	1

	$82	$70

(1)	All Other Fees include fees related to reviews and issuance of documents related to Registration Statements that we filed during the year.
The Audit Committee has adopted procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accountants, HJ Associates, up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual explicit case-by-case basis before the independent registered public accountants are engaged to provide each service.
The Audit Committee has determined that the provision of non-audit services is compatible with maintaining the principal accountant’s independence.
Vote Required
The affirmative vote of the majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of HJ Associates & Consultants, LLP as Cereplast’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
Recommendation
The Board recommends a vote “For” this proposal.
OTHER MATTERS
Cereplast has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.
If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Cereplast will cancel your previously submitted proxy.

ADDITIONAL INFORMATION
Annual Reports and Form 10-K
Additional copies of Cereplast’s Annual Report and Form 10-K for the fiscal year ended December 31, 2010 may be obtained without charge by writing to the Corporate Secretary, Cereplast, Inc., 300 Continental Blvd., Suite 100, El Segundo, California, 90245.

By Order of the Board of Directors
/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer and Chairman of the Board of Directors
October 7, 2011

CEREPLAST, INC.
The undersigned Stockholder of Cereplast, Inc. hereby appoints Frederic Scheer and Heather Sheehan, or either of them individually, as attorneys and proxies with full power of substitution to vote all of the shares of Common Stock of Cereplast, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Cereplast, Inc. to be held at The DoubleTree Hotel, 1985 East Grand Ave., El Segundo, CA 90245-5015 on Monday, November 21, 2011 at 9:00 a.m., local time, and at any adjournment or adjournments thereof as follows:
This proxy is solicited on behalf of the Board of Directors.
(Continued, and to be dated and signed, on the other side)

▲ PLEASE DETACH PROXY CARD HERE ▲
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held November 21, 2011. The Proxy Statement and our 2010 Annual Report to Stockholders are available at: www.proxyease.com/cereplast/2011

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

FOR all
		FOR	WITHHOLD	nominees except
		all nominees	AUTHORITY	as noted below
1.	Proposal One. Election of Directors.
	FREDERIC SCHEER	☐	☐	☐
	JACQUES VINCENT	☐	☐	☐
	PETROS KITSOS	☐	☐	☐
	CRAIG PEUS	☐	☐	☐
	FRANKLIN HUNT	☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		FOR	AGAINST	ABSTAIN
2.	Proposal Two. Ratify the appointment of HJ Associates & Consultants, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐

3.	In their discretion to vote upon such other matters as may properly come before the meeting.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2
Please sign and date this Proxy below
and return in the enclosed envelope.
Signature(s) must agree with the name(s) printed on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Date	2011

(Signature)

(Signature of joint owner)

▲ PLEASE DETACH PROXY CARD HERE ▲
PROXY VOTING INSTRUCTIONS